As filed with the Securities and Exchange Commission on July 25, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	72-1532188
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, Kansas	67207
(Address of Principal Executive Offices)	(Zip Code)

Equity Bancshares, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plan)

Brad S. Elliott

Chairman and Chief Executive Officer

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

(Name and address of agent for service)

(316) 612-6000

(Telephone number, including area code, of agent for service)

Copies to:

Michael G. Keeley, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.01 per share	500,000 shares	$24.40	$12,200,000	$1,479

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional indeterminable number of shares of Equity Bancshares, Inc.’s (the “Company”) Class A common stock, par value $0.01 per share (“Common Stock”), that may become issuable pursuant to the Equity Bancshares, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of the registrant’s Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based on a price of $24.40 per share, which is the average of the high and low sales prices of shares of Common Stock on the NASDAQ Global Select Market on July 22, 2019.

EXPLANATORY NOTE

The Company is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 500,000 shares of its Common Stock that are reserved for issuance under the ESPP. The ESPP was unanimously adopted by the Company’s board of directors on January 27, 2019 and became effective upon the approval of the Company’s stockholders on April 24, 2019 at the Company’s 2019 Annual Meeting of Stockholders. The maximum aggregate number of shares of Common Stock issuable under the ESPP is 500,000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Pursuant to Rule 428(b)(1) and the requirements of Part I of Form S-8, the documents containing such information are not being filed with the Commission either as part of this Registration Statement or as prospectuses (or prospectus supplements) pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 20, 2019;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 16, 2019;

(c)

the Company’s Current Reports on Form 8-K filed with the Commission on March 14, 2019, April 22, 2019, April 26, 2019 and April 30, 2019 (excluding any portions thereof which are deemed “furnished” rather than filed with the Commission);

(d)	all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report referred to in (a) above; and

(e)

the description of the Company’s Class A common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-37624), filed with the Commission on November 6, 2015 (including any amendments or reports filed for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Articles of Incorporation of Equity Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to Equity Bancshares, Inc.’s Current Report on Form 8-K, filed with the Commission on May 3, 2016).

3.2	Amended and Restated Bylaws of Equity Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to Equity Bancshares, Inc.’s Registration Statement on Form S-1, filed with the Commission on October 9, 2015, File No. 333-207351).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Equity Bancshares, Inc.’s Amendment No. 1 to Registration Statement on Form S-1, filed with the Commission on October 27, 2015, File No. 333-207351).

5.1*	Opinion of Wise & Reber, L.C. as to the legality of the securities being registered.

23.1*	Consent of Wise & Reber, L.C. (included as part of Exhibit 5.1 hereto).

23.2*	Consent of Crowe LLP.

24.1*	Power of Attorney (included on signature page).

99.1	Equity Bancshares, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 22, 2019).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on July 25, 2019.

EQUITY BANCSHARES, INC.

By:	/s/ Brad S. Elliott
Name:	Brad S. Elliott
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Brad S. Elliott and Gregory H. Kossover, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brad S. Elliott Brad S. Elliott	Chairman and Chief Executive Officer (Principal Executive Officer)	July 25, 2019

/s/ Gregory H. Kossover Gregory H. Kossover	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 25, 2019

/s/ Gary C. Allerheiligen Gary C. Allerheiligen	Director	July 25, 2019

/s/ James L. Berglund James L. Berglund	Director	July 25, 2019

/s/ Jeff A. Bloomer Jeff A. Bloomer	Director	July 25, 2019

/s/ Gregory L. Gaeddert Gregory L. Gaeddert	Director	July 25, 2019

/s/ Randee R. Koger Randee R. Koger	Director	July 25, 2019

/s/ Jerry P. Maland Jerry P. Maland	Director	July 25, 2019

/s/ Shawn D. Penner Shawn D. Penner	Director	July 25, 2019

/s/ Harvey R. Sorensen Harvey R. Sorensen	Director	July 25, 2019